SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amend. No. ________)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for use of the Commission

only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material under Rule §240.14a-12

Biotel Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BIOTEL INC.

1285 Corporate Center Drive

Suite 150

Eagan, Minnesota 55121

(651) 286-8620

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 16, 2008

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Biotel Inc., a Minnesota corporation, will be held on Tuesday, December 16, 2008, at 10:00 a.m., Central Time, at our Corporate offices, 1285 Corporate Center Drive, Suite 150, Eagan, Minnesota 55121, for the following purposes:

1.	To elect six directors to hold office for one-year terms or until their successors are elected or appointed.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only holders of record of our common stock at the close of business on November 4, 2008 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

B. Steven Springrose
President and Chief Executive Officer

November 10, 2008

PROXY STATEMENT

BIOTEL INC.

1285 Corporate Center Drive

Suite 150

Eagan, Minnesota 55121

(651) 286-8620

Annual Meeting of Shareholders – December 16, 2008

GENERAL

The enclosed proxy is solicited by the board of directors of Biotel Inc., a Minnesota corporation, for use at the annual meeting to be held on Tuesday, December 16, 2008, at 10:00 a.m., Central Time, at our Corporate offices, 1285 Corporate Center Drive, Suite 150, Eagan, Minnesota 55121, or any adjournment thereof. Solicitations are being made by mail and may also be made by our directors, officers and employees. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: B. Steven Springrose, or by appearing and voting in person at the meeting. Shares represented by proxies will be voted as specified in the proxies. In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters) (1) FOR the election to the board of directors of the nominees named in this proxy statement and (2) in the proxy’s discretion upon such other business as may properly come before the annual meeting. So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purpose of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to that matter.

We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and our annual report for the fiscal year ended June 30, 2008 are being mailed to shareholders on or about November 10, 2008.

Requests for Copies of our Annual Report, Form 10-KSB or Proxy Statement

Only one copy of our annual report and proxy statement are being mailed to shareholders sharing an address unless Biotel has received contrary instructions from one or more of the shareholders. Biotel will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy was delivered. Shareholders wishing to receive additional copies of the annual report, form 10-KSB or proxy statement for the 2008 annual meeting or who share an address with another shareholder and are receiving multiple copies and would like to receive a single copy should call Investor Relations at (651) 286-8620 or send a letter to the following address:

Biotel Inc.

Investor Relations

1285 Corporate Center Drive, Suite 150

Eagan, Minnesota 55121

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 4, 2008, the record date for determining shares entitled to notice of and to vote at our annual meeting, 2,763,827 shares of our common stock were outstanding. Each common share is entitled to one vote.

Information as to the name, address and stockholdings of: (i) each person known by Biotel to be a beneficial owner of more than five percent of our common stock; (ii) each director and nominee for election to the board of directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) by all executive officers and directors, as a group, as of November 4, 2008 is set forth below. Except as indicated below, we believe that each person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class

B. Steven Springrose	261,250	(2)	9.3%

Harold A. Strandquist	94,000	(3)	3.3%

Judy E. Naus	46,000	(4)	1.7%

L. John Ankney	10,000	(5)	*

Stanley N. Bormann	28,750	(6)	1.0%

David A. Heiden	10,000	(7)	*

C. Roger Jones	225,000		8.1%

Spencer M. Vawter	26,000	(8)	*

Donna Horschmann Moyer	290,830		10.5%

Charles Moyer	266,830		9.7%

Cardiac Science Corporation(9) 3303 Monte Villa Parkway Bothell, WA 98021	180,628		6.5%

Elk Corporation (10) 1-15 Higashikoraibashi Chuo Ku Osaka, Japan	180,000		6.5%

All directors and executive officers as a group (8 persons)	701,000	(11)	23.8%

*	Less than one percent.
(1)	Unless otherwise described, the address of the beneficial owner is 1285 Corporate Center Drive, Suite 150, Eagan, Minnesota 55121.
(2)	Includes options for the purchase of 60,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of November 4, 2008.
(3)	Includes options for the purchase of 50,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of November 4, 2008.
(4)	Includes options for the purchase of 15,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of November 4, 2008.

(5)	Consists of options for the purchase of 10,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of November 4, 2008.
(6)	Includes options for the purchase of 10,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of November 4, 2008.
(7)	Consists of options for the purchase of 10,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of November 4, 2008.
(8)	Consists of options for the purchase of 26,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of November 4, 2008.
(9)

Cardiac Science Corporation is a public company (CSCX). Based on publicly available information, Cardiac Science has no controlling shareholder. Therefore, the vote of Biotel shares owned by Cardiac Science Corporation is made by an appointed officer of Cardiac Science Corporation.

(10)	Elk Corporation is a company traded on the Osaka Stock Exchange in Japan.
(11)	Includes options for the purchase of 181,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of November 4, 2008.

____________________________

PROPOSAL 1:

ELECTION OF DIRECTORS

Nomination and Election of Directors

Our bylaws provide that the size of our board of directors shall be three directors, which number may be increased by the board. Over time the board of directors has increased its size to six directors. The proxies granted by the shareholders will be voted at the annual meeting for the election of the six persons listed below as our directors. All of the nominees were elected to the board of directors at the 2007 annual meeting of shareholders.

Nominees for Director

B. Steven Springrose

L. John Ankney

Stanley N. Bormann

David A. Heiden

C. Roger Jones

Spencer M. Vawter

In the event that one of more of the above named persons becomes unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the board of directors, unless the board of directors determines to reduce its size appropriately.

Directors, Nominees for Director and Executive Officers

Our directors (each of whom is a nominee for director) and executive officers are as follows:

Name	Age	Position

B. Steven Springrose	59	Director and Chief Executive Officer of Biotel and Agility Centralized Research Services

C. Roger Jones	70	Director and Chairman

Stanley N. Bormann	67	Director

L. John Ankney	79	Director

David A. Heiden	60	Director

Spencer W. Vawter	71	Director

Harold A. Strandquist	59	Executive Vice President of Biotel, Sales, Marketing and Business Development

Judy E. Naus	63	Chief Financial Officer of Biotel; Vice President and Chief Financial Officer of Braemar

B. Steven Springrose has served as Biotel’s President and Chief Executive Officer since July 2003, as Secretary since 1982, and as a director since 1982. Mr. Springrose also serves as Agility Centralized Research Services’ Chief Executive Officer. Mr. Springrose was employed in a management position with Biotel from 1982 through 1998 and in a management position with Braemar, Inc. from January 1999 to November 1999. Mr. Springrose served as an independent contractor for pacemaker sales from 2000 to 2003. Mr. Springrose earned his bachelor of science degree from the University of Minnesota and a master of science degree from Washington University in St. Louis, Missouri, in biomedical engineering. He also earned an MBA from the University of St. Thomas and holds three patents.

C. Roger Jones has served on Biotel’s board of directors since 1998 and currently serves as the Chairman of the Board. Mr. Jones currently serves as an independent consultant to various medical related businesses. He previously served as President and Chief Operating Officer of Carolina Medical from 1985 to 1989. From 1970 to 1985, he was Vice President of Sales and Marketing for Carolina Medical, where he also served in various other capacities since 1961. He has been Chairman of Eagle Company, Inc., a private company, since 1988.

Stanley N. Bormann has served on Biotel’s board of directors since 1999. Mr. Bormann served as the President of Braemar, Inc. from 1989 until he retired in October 2002. He continues to serve as a consultant to Braemar and Biotel. Mr. Bormann received a bachelor of science degree in mechanical engineering from the University of Minnesota in 1964, with additional credits in business disciplines. Prior to his employment at Biotel, Mr. Bormann held positions at Honeywell International, Inc. in manufacturing engineering and with Control Data Corporation in engineering, field operation, product development and marketing.

L. John Ankney has served on Biotel’s board of directors since 1998. Mr. Ankney has acted as an independent consultant to several companies since 1993. He served as President and Director from 1970 through 1993 for Transnational Electronic and Funding Corporation, a private investment, venture capital and management consulting company. Mr. Ankney also served as a Director of Digilog, Inc., a public company, from 1974 to 1989. He graduated from the Capitol Institute of Technology and earned a Master of Business and Public Administration degree from Southeastern University in Washington, D.C.

David A. Heiden has served on Biotel’s board of directors since 1998. Since 2007, Mr. Heiden has been serving as Corporate President and Chief Operating Officer of Video Display Corporation, a public company (VIDE). From 1999 to 2007, Mr. Heiden was Executive Vice President of Video Display Corporation. From 1989 to 1998 he was President and CEO of Urological Care America, Inc., a private company that assisted urology practices in the managed care environment. He served as President and CEO of Lithotripter Technologies of the Americas from 1985 to 1989. Prior to that he was the Vice President of Marketing and Sales for Dornier Medical Systems, a private company.

Spencer M. Vawter has served on Biotel’s board of directors since 1998. Mr. Vawter is currently a private consultant to several companies. He retired in 2002 from his position as Vice President of Argonaut Technologies Systems Inc., a position he had held since 2001. Argonaut Technologies Systems Inc. is a public company that develops and markets software automation products for the chemical laboratory market (AGNT). Between 1995 and 2001, Mr. Vawter served as President and CEO of Camile Products, LLC, a developer and producer of chemical laboratory automation equipment and software. Camile Products, LLC was acquired by Argonaut Technologies Systems, Inc. in 2001, whereupon Mr. Vawter assumed his duties there. Previously, Mr. Vawter served as President and Chief Executive Officer of several private urology, ultrasound and medical companies, including Mentor Urology, Avalon Technology, Biosound, and various divisions of Boehringer Mannhiem. He was also Senior Vice President of Bio-Dynamics and Director of Medical Instrumentation for the American Medical Association. Mr. Vawter holds a bachelor of arts degree from Franklin College, Franklin, Indiana, and a master of science degree from DePaul University, Chicago, Illinois.

Harold A. Strandquist was named Biotel’s Executive Vice President for Sales, Marketing and Business Development, effective September 1, 2008. He served as the President of Braemar Corporation from November 2002 to September 2008. He began working for Braemar in February 2002. Mr. Strandquist was Central Regional Sales Director for ELA Medical, Inc., a division of Sanofi Diagnostics Pasteur SA (of France), a pacemaker and ICD manufacturer, for approximately four years before coming to Braemar. Previously he had worked as Director of Sales and Marketing for Angeion Corporation, and joined ELA Medical, Inc. when it acquired Angeion in 1998. He also worked for Medtronic Inc. in various sales and marketing positions. Mr. Strandquist holds a bachelor of science degree with dual majors in chemistry and economics, as well as an MBA in management. In addition, he has Heart Rhythm Society (f/k/a North American Society for Pacing and Electrophysiology) certification in electro-physiology.

Judy E. Naus has served as the Chief Financial Officer of Biotel since November 2003. She also serves as the Chief Financial Officer and Vice President of Braemar, a position she has held since 1997. Ms. Naus holds a bachelor of arts degree in business administration/accounting from Augsburg College in Minneapolis, Minnesota and has been employed with Braemar since 1977.

Committees and Meetings of the Board of Directors

Audit Committee:

Spencer M. Vawter (Chairperson), L. John Ankney and David A. Heiden are the current members of the audit committee of the board of directors. Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market. The audit committee represents the board in discharging its responsibilities relating to our accounting, reporting and financial control practices. The audit committee has general responsibility for review with management of our financial controls, accounting, and audit and reporting activities. It annually reviews the qualifications and engagement of our independent accountants, makes recommendations to the board as to their selection, reviews the scope, fees and results of their audit and reviews their management comment letters. Mr. Ankney is a “financial expert,” as that term is used in the Exchange Act.

Compensation/Nominating Committee:

L. John Ankney (Chairperson) and Spencer M. Vawter are the current members of the compensation/ nominating committee, which administers the 2001 Incentive Compensation Plan, oversees compensation for directors, officers and key employees of Biotel and identifies and selects nominees for directors. The committee does not have a charter. Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market.

Strategic and Long Range Planning Committee:

Spencer M. Vawter (Chairperson), L . John Ankney and B. Steven Springrose are the current members of Biotel’s strategic and long range planning committee. The purpose of the committee is to analyze and suggest strategies to develop and enhance the long-term shareholder value and liquidity of Biotel.

During the fiscal year ended June 30, 2008, the board of directors met four times, the audit committee met two times, the compensation/nominating committee met on two occasions, and the strategic and long-range planning committee met one time. Except for David Heiden, each director attended, in person or by telephone, 75% or more of the aggregate total of meetings of the board of directors and meetings of committees of the board of directors on which the director serves. Six of the six directors comprising our board attended the 2007 annual meeting of shareholders.

Audit Committee Report

The audit committee has reviewed and discussed with management Biotel’s audited financial statements for the fiscal year ended June 30, 2008. The audit committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 – Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of the accounting principles, judgments and estimates, as applied in their financial reporting.

The audit committee has received the written disclosures from the independent public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, that relate to the accountants’ independence from Biotel and has discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited financial statements, referred to above, be included in the annual report on Form 10-KSB for the fiscal year ended June 30, 2008 for filing with the Securities and Exchange Commission.

Spencer M. Vawter (Chairperson)

L. John Ankney

David A. Heiden

Director Nomination Process

In addition to overseeing the compensation for directors, officers and key employees of Biotel, the compensation/nominating committee periodically reviews whether the size of the board is appropriate to oversee and manage the company. If not, the committee recommends to the board appropriate changes to the size of the board. The committee also assesses whether any director vacancies are expected. If a board vacancy is likely to occur, then the committee considers candidates, including those known to the directors as well as candidates recommended by management, search firms, shareholders and other sources. The committee members conduct the initial evaluation of prospective directors and, if appropriate, follow up by gathering information on the candidates from third parties. One or more of the committee’s members will interview in person or by phone those prospective candidates which suit Biotel’s needs. The board of directors as a whole will then evaluate the candidates and make the final decision of who to nominate. The current nominees for election as directors were recommended by the current board of directors as a whole.

When it seeks nominees for directors, the committee looks for candidates who it believes will make contributions to the board’s operations and will represent the interests of Biotel’s shareholders. The committee generally considers a number of criteria when it is identifying and selecting candidates, such as past accomplishments; expertise in areas important to Biotel’s success; personal qualities, and whether the prospective candidate has ample time to devote to Biotel’s affairs and will likely interact well with the other board members.

The board will consider recommendations by shareholders of nominees for election as a director. Recommendations will need to be in writing, including a resume of the candidate’s business and personal background and include a signed consent that the candidate is willing to be considered as a nominee and will serve if elected. Shareholder recommendations will need to be sent to Biotel Inc., Attention: B. Steven Springrose, 1285 Corporate Center Drive, Suite 150, Eagan, Minnesota 55121. Shareholder recommendations for nominees must be received no later than the date that shareholder proposals for action at the annual shareholder meeting are due.

Code of Business Conduct and Ethics

Each of Biotel’s directors and employees, including its executive officers, are required to conduct themselves in accordance with ethical standards set forth in the Code of Business Conduct and Ethics adopted by the board of directors. The code is available on our website at www.biotelinc.com. Any amendments to or waivers from the code will be posted on Biotel’s website. Information on our website does not constitute part of this proxy statement.

Communications with Directors

The board of directors has adopted a process for shareholders to communicate with directors. Shareholders may communicate with directors by sending a letter to the following address:

Biotel Inc.

Attention: B. Steven Springrose

1285 Corporate Center Drive

Suite 150

Eagan, Minnesota 55121

Mr. Springrose reviews all letters received and sends a summary of the correspondence to the board on a regular basis, together with copies of letters that the corporate secretary believes require board attention. In addition, a record of all letters received by Biotel is maintained so that directors may review specific correspondence.

Vote Required

The nominees who receive the highest number of affirmative votes at the meeting for each of the board seats will be elected as directors.

The board of directors recommends that the shareholders vote “FOR” the election of the nominees for director.

EXECUTIVE COMPENSATION

The following table presents summary information for the three fiscal years ended June 30, 2008, June 30, 2007 and June 30, 2006 concerning the compensation earned by our Chief Executive Officer and other executive officers whose salary and bonus were in excess of $100,000.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other (1) ($)	Securities Underlying Options (#)
B. Steven Springrose	2008	$187,251	$48,140	—	60,000
President and Chief Executive Officer of Biotel and	2007	$175,000	$32,740	—	150,000
Chief Executive Officer of Agility Centralized Research Services	2006	$135,318	$28,275	—	150,000

Harold A. Strandquist	2008	$143,654	$10,441	$6,000	50,000
Executive Vice President of Biotel, Sales,	2007	$146,063	$45,120	$6,000	74,000
Marketing and Business Development	2006	$122,759	$55,190	$6,000	74,000

Judy E. Naus	2008	$115,529	$ 9,650	—	15,000
Chief Financial Officer of Biotel	2007	$104,127	$10,000	—	15,000
and Vice President and Chief Financial Officer of Braemar	2006	$ 92,257	$10,000	—	15,000

(1)  Amounts reflect auto allowance.

Incentive Compensation Plan:

The Company’s Incentive Compensation Plan was designed to provide an incentive for executives to achieve and surpass targeted performance goals. The Company’s executive officers participate in this plan, and the annual bonus amount for each participant is based on one or more Company-wide performance measures as well as individual performance objectives. The Compensation Committee normally establishes the target level for performance-based cash incentive compensation based on the Company’s internal budget targets, which are reviewed and approved by the Board of Directors. Individual performance objectives are established based on the position requirements for each executive.

Employment Agreements:

The Company entered into an Executive Employment Agreement with B. Steven Springrose, Biotel President and Chief Executive Officer, for the three-year period commencing July 1, 2008. Under the terms of the agreement, Mr. Springrose is to receive an annual base salary commencing as of July 1, 2008 of $207,000 subject to annual review and modification by the Board of Directors upon recommendation of the Compensation Committee. The agreement provides an 18-month severance package in the event of either termination without cause or termination following change of control. The agreement also provides a $500,000 life insurance policy plus continued health care insurance for a CEO-designated beneficiary in the event of the CEO’s death during the contract period.

The Company entered into an Executive Employment Agreement with Harold A. Strandquist, Biotel Executive Vice President, Sales, Marketing and Business Development, for the three-year period commencing August 1, 2008. Under the terms of the agreement, Mr. Strandquist is to receive an annual base salary commencing September 1, 2008, of $125,000 subject to annual review and modification by the Board of Directors upon recommendation of the Compensation Committee. The agreement provides a three-month severance package in the event of termination without cause and a six-month severance package in the event of termination following change of control.

____________________________

Option Grants During Fiscal Year End June 30, 2008

The following tables summarize the stock option grants during fiscal year 2008 to the named executive officers and the value of all options held by the named executive officers as of June 30, 2008. Options for 90,000 shares were exercised during fiscal year 2008 by such individuals.

Option Grants During Fiscal Year Ended June 30, 2008

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees During Fiscal Year Ended June 30, 2008	Exercise Price ($/sh)	Expiration Date

B. Steven Springrose	—	N/A	N/A	N/A

Harold A. Strandquist	—	N/A	N/A	N/A

Judy E. Naus	—	N/A	N/A	N/A

____________________________

Aggregated Option Exercises During Fiscal Year Ended June 30, 2008

and Option Values at June 30, 2008

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Options at June 30, 2008 (#) Exercisable / Unexercisable	Value of Unexercised In-The-Money Options at June 30, 2008 ($) (2) Exercisable / Unexercisable

B. Steven Springrose	90,000	$202,752	60,000 / 0	$58,800 / $0

Harold A. Strandquist	—	—	50,000 / 0	$49,000 / $0

Judy E. Naus	—	—	15,000 / 0	$14,700 / $0

____________________________

(1)

The value realized is determined by multiplying the number of shares exercised by the favorable difference between the exercise price per share and the closing bid price per share on the date of exercise.

(2)

The value of unexercised in-the-money options is determined by multiplying the number of shares subject to such options by the favorable<unfavorable> difference between the exercise price per share and $2.98, the closing price per share on June 30, 2008.

____________________________

Board of Director Compensation

Upon an initial election to the board of directors, a director typically receives a one-time option grant of 10,000 shares of common stock. The chairman of the board of directors receives annual compensation of $12,000 for board services. The other non-employee directors each receive additional annual compensation of $4,000 for board services, including any committee service. B. Steven Springrose, the only employee director, does not receive any compensation other than his compensation package as an employee of Biotel and the initial stock option grant. The directors are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

Certain Transactions

Until June 30, 2008, Braemar leased its North Carolina facilities pursuant to a lease agreement with King Investment Partners, an entity in which C. Roger Jones, a director, is a partner. Total rent expense to King Investment Partners was $50,400 for each of the fiscal years ended June 30, 2008 and June 30, 2007. The lease expired on June 30, 2008.

We paid C. Roger Jones, a director, $980 in consulting fees during the fiscal year ended June 30, 2008. We paid Stanley N. Bormann, a director, $4,000 in consulting fees during the fiscal year ended June 30, 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

BIOTEL’S EQUITY COMPENSATION PLAN

The following table sets forth certain information about Biotel common stock that may be issued upon the exercise of options as of June 30, 2008 under the 2001 Incentive Compensation Plan, which is Biotel’s only equity compensation plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	211,000	$1.3635	439,000

Equity compensation plans not approved by securities holders	—	—	—

Total	211,000	$1.3635	439,000

COMPLIANCE WITH SECTION 16(a)

OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires Biotel’s directors and officers, and persons who own more than 10% of Biotel’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and 10% shareholders are also required by SEC regulation to furnish us with copies of all Section 16(a) reports forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2008, except for B. Steven Springrose, all of our officers, directors and 10% shareholders complied with their Section 16(a) filing requirements in a timely manner. Mr. Springrose, Chief Executive Officer of Biotel, inadvertently failed to file a Form 4 to report his exercise of an employee incentive stock option on April 2, 2008. The report was filed on May 29, 2008.

INDEPENDENT AUDITORS

The audit committee and the board of directors approved the appointment of Elliott Davis, LLC as Biotel’s independent auditor for the fiscal year ending June 30, 2009. Representatives of Elliott Davis, LLC are not expected to be present at the meeting but will have an opportunity to make a statement telephonically if they desire to do so and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Biotel’s independent auditor has not resigned, declined to stand for re-election or been dismissed in either of the two most recent fiscal years. Elliott Davis, LLC has served as Biotel’s auditor during this two-year period.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by Elliott Davis, LLC for the audit of Biotel’s financial statements for the fiscal years ended June 30, 2008 and June 30, 2007, and fees billed by Elliott Davis, LLC for other services during those periods:

	2008	2007
Audit Fees	$56,100	$52,500
Audit Related Fees	3,891	4,825
Tax Fees	9,000	8,500
All Other Fees	—	—
Total	$68,991	$65,825

Audit Fees were for professional services for auditing and reviewing Biotel’s financial statements, as well as for consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit Related Fees were for professional services related to auditing and reviewing Biotel’s financial statements, including advising Biotel as to complying with accounting policies and transactional planning.

Tax Fees were for professional services for tax planning and compliance.

All Other Fees were for professional services not applicable to the other categories.

Approval of Independent Auditors’ Services

The audit committee meets prior to filing Form 10-KSB to approve the filing. In addition, the committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work, and approves the engagement of the independent auditors before the independent auditors are engaged. All fees paid to the independent auditors are pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2009 annual meeting must be received by us by July 23, 2009. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest that you submit your proposal by certified mail-return receipt requested. If you intend to present a proposal at our 2009 annual meeting without including such proposal in our proxy statement, then you must provide us with notice of such proposal no later than September 21, 2009. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The board of directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock. The signing of a proxy will not prevent your attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

B. Steven Springrose
President and Chief Executive Officer

November 10, 2008

BIOTEL INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated November 10, 2008, hereby appoints the President and Chief Executive Officer, B. Steven Springrose, and the Chief Financial Officer, Judy E. Naus, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Biotel Inc. held of record by the undersigned on November 4, 2008, at the Annual Meeting of Shareholders to be held on December 16, 2008 at 1285 Corporate Center Drive, Suite 150, Eagan, Minnesota 55121, at 10:00 a.m. Central Time, and at any adjournment thereof.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

1.	PROPOSAL TO ELECT	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	SIX DIRECTORS	(except as marked to the contrary below)		to vote for all nominees listed below

B. Steven Springrose	L. John Ankney	Stanley N. Bormann
David A. Heiden	C. Roger Jones	Spencer M. Vawter

INSTRUCTION: To withhold authority to vote for an individual nominee or nominees, write the person’s name on the line below.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

          This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1.

          Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

(Signature)

(Signature, if held jointly)

Dated:	, 2008

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.